UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: October 1, 2005

                    American Golden Century Investments Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)


        000-32281                                       76-0616473
(Commission File Number)                    (IRS Employer Identification Number)


                               400 601 W. Broadway
                              Vancouver, BC V5Z 4C2
                                     Canada
                           --------------------------
                    (Address of principal executive offices)

                                  604-675-6930
                                 --------------
              (Registrant's telephone number, including area code)


                              Portage Partners Ltd.
          (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A (Amendment No. 1) supplements the information contained in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission (the "Commission") on April 28, 2005, relating to the stock exchange transaction by and among the registrant, Golden Century
Investments, Inc. ("Golden Century"), and all the stockholders of Golden Century. The Report on Form 8K is being amended solely to include the financial statements of the business acquired and the pro forma financial information required by Item 9.


Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

a. Financial statements of business acquired. The following financial statements are hereby included as part of this report.


         1.       Report of Independent Registered Public Accounting Firm
         2.       Balance Sheets as of June 30, 2004 and 2003
         3. Statements of Operations for the year ended June 30, 2004 and the period from August 22, 2002 (Inception) to June 30, 2003 and the period from August 22, 2002 (Inception) to June 30, 2004
         4. Statements of Stockholders' Deficiency for the period from August 22, 2002 to June 30, 2004
         5. Statements of Cash Flows for the year ended June 30, 2004 and the period from August 22, 2002 (Inception) to June 30, 2003 and the period from August 22, 2002 (Inception) to June 30, 2004
         6.       Notes to Financial Statements

b. The unaudited condensed consolidated financial statements as of March 31, 2005 are hereby included as part of this report.

         1.       Condensed  Consolidated  Balance  Sheets as of March 31,  2005
                  (Unaudited)
         2. Condensed Consolidated Statements of Operations for the three and nine months ended March 31, 2005 and 2004 and for the period from August 22, 2002 (Inception) to March 31, 2005 (Unaudited)
         3. Condensed Consolidated Statements of Cash Flows for the nine months ended March 31, 2005 and 2004 and for the period from August 22, 2002 (Inception) to March 31, 2005 (Unaudited)
         4. Notes to Condensed Consolidated Financial Statements as of March 31, 2005 (Unaudited)

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2004 AND 2003

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD)
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                           Pages
--------------------------------------------------------------------------------
Report of Independent Registered Public Accounting Firm                        1
--------------------------------------------------------------------------------

Balance Sheets as of June 30, 2004 and 2003                                    2
--------------------------------------------------------------------------------
Statements of Operations  for the year ended June 30, 2004 and the period from August 22, 2002  (Inception)  to June 30, 2003 and the period from August 22,  2002  (Inception)  to June 30,
2004                                                                           3
--------------------------------------------------------------------------------
Statements  of  Stockholders'  Deficiency  for the period from
August 22, 2002 to June 30, 2004                                               4
--------------------------------------------------------------------------------
Statements  of Cash Flows for the year ended June 30, 2004 and the period from August 22, 2002  (Inception)  to June 30, 2003 and the period from August 22,  2002  (Inception)  to June 30,
2004                                                                           5
--------------------------------------------------------------------------------
Notes to Financial Statements                                             6 - 12
--------------------------------------------------------------------------------

Jimmy C.H. Cheung & Co
Certified Public Accountants
(A member of Kreston International)
[OBJECT OMITTED]


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Sichuan Golden Ant Biotechnology Development Company Limited (Previously Sichuan Molong Biotechnology Development Co., Ltd.)
(a development stage company)
People's Republic of China


We have audited the accompanying balance sheets of Sichuan Golden Ant Biotechnology Development Company Limited (previously Sichuan Molong Biotechnology Development Co., Ltd.)(a development stage company), as of June 30, 2004 and 2003 and the related statements of operations, stockholders' deficiency and cash flows for the year ended June 30, 2004 and for the period from August 22, 2002 (Inception) to June 30, 2003 and the period from August 22, 2002 (Inception) to June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sichuan Golden Ant Biotechnology Development Company Limited (previously Sichuan Molong Biotechnology Development Co., Ltd.) (a development stage company), as of June 30, 2004 and 2003, and the results of its operations and its cash flows for the year ended June 30, 2004 and for the period from August 22, 2002 (Inception) to June 30, 2003 and the period from August 22, 2002 (Inception) to June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company had a net loss of $2,196,625, an accumulated deficit of $2,449,609 and a working capital deficiency of $2,332,236 and used cash in operations of $419,442. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 15. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jimmy C. H. Cheung
JIMMY C. H. CHEUNG & CO
Certified Public Accountants


Hong Kong

Date:  December  13, 2004,  except for Note 16, which the date is September  14,
2005



         1607 Dominion Centre, 43 Queen's Road East, Wanchai, Hong Kong
 Tel: (852) 25295500 Fax: (852) 28651067 Email: jchc@krestoninternational.com.hk
                      Website: http://www.jimmycheungco.com

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                          AS OF JUNE 30, 2004 AND 2003


                                     ASSETS
                                     ------

                                                         2004           2003
                                                     -----------    -----------

CURRENT ASSETS
    Cash and cash equivalents                        $   142,203    $    65,142
    Accounts receivable, net of allowances                34,116         33,946
    Inventories, net                                     330,287        493,660
    Prepaid expenses                                     284,433         17,439
    Other current assets                                 100,245         17,337
    Due from a related company                            13,889         18,116
    Due from stockholders                                 73,386          3,563
                                                     -----------    -----------
        Total Current Assets                             978,559        649,203

PROPERTY AND EQUIPMENT, NET                              100,380         55,811

OTHER ASSETS
    Other investment-cost                                 24,155         24,155
                                                     -----------    -----------

TOTAL ASSETS                                         $ 1,103,094    $   729,169
                                                     ===========    ===========



                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES
    Accounts payable and deposits received           $ 2,445,482    $   554,185
    Loans  payable                                       619,066           --
    Other payables and accrued liabilities               238,767        183,059
    Value added tax payable                                  432            229
    Other taxes payable                                    7,048          2,772
                                                     -----------    -----------
        Total Current Liabilities                      3,310,795        740,245
                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES                               --             --

STOCKHOLDERS' DEFICIT
    Registered capital of $241,546 fully paid            241,546        241,546
    Additional paid-in capital                               362            362
    Accumulated deficit during development stage      (2,449,609)      (252,984)
                                                     -----------    -----------
        Total Stockholders' Deficit                   (2,207,701)       (11,076)
                                                     -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT          $ 1,103,094    $   729,169
                                                     ===========    ===========



    The accompanying notes are an integral part of these financial statements



                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
               FOR THE YEAR ENDED JUNE 30, 2004 AND FOR THE PERIOD
             FROM AUGUST 22, 2002 (INCEPTION) TO JUNE 30, 2003 AND F
                ROM AUGUST 22, 2002 (INCEPTION) TO JUNE 30, 2004



                                                             August 22, 2002    August 22, 2002
                                             Year ended       (Inception) to     (Inception) to
                                           June 30, 2004      June 30, 2003      June 30, 2004
                                          ---------------    ---------------    ---------------
REVENUE
    Net sales                             $        29,958    $         5,903    $        35,861
    Breeding fees                                 266,646             54,042            320,688
                                          ---------------    ---------------    ---------------
           Total revenue                          296,604             59,945            356,549

COST OF SALES                                  (1,402,839)              (610)        (1,403,449)
                                          ---------------    ---------------    ---------------

GROSS PROFIT (LOSS)                            (1,106,235)            59,335         (1,046,900)
                                          ---------------    ---------------    ---------------

OPERATING EXPENSES
    Selling expenses                              641,386            198,605            839,991
    General and administrative expenses           270,956             96,642            367,598
    Commission paid                               130,892               --              130,892
    Depreciation and amortization                  12,398              3,468             15,866
    Resarch and development                        22,782             13,279             36,061
                                          ---------------    ---------------    ---------------
           Total Operating Expenses             1,078,414            311,994          1,390,408
                                          ---------------    ---------------    ---------------

LOSS FROM OPERATIONS                           (2,184,649)          (252,659)        (2,437,308)

OTHER INCOME (EXPENSES)
    Interest income                                   382                306                688
    Other income                                      147                  3                150
    Other expenses                                (12,505)              (634)           (13,139)
                                          ---------------    ---------------    ---------------
           Total Other Expenses                   (11,976)              (325)           (12,301)
                                          ---------------    ---------------    ---------------

LOSS BEFORE TAXES                              (2,196,625)          (252,984)        (2,449,609)

INCOME TAX EXPENSE                                   --                 --                 --
                                          ---------------    ---------------    ---------------

NET LOSS                                  $    (2,196,625)   $      (252,984)   $    (2,449,609)
                                          ===============    ===============    ===============










    The accompanying notes are an integral part of these financial statements


                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
               FOR THE PERIOD FROM AUGUST 22, 2002 (INCEPTION) TO
                                  JUNE 30, 2004


                                                                         Accumulated
                                                                           deficit
                                                          Additional        during
                                             Registered     Paid-in      development
                                              capital       capital         stage          Total
                                            -----------   -----------    -----------    -----------
Capital contributions from stockholders     $   241,546   $       362    $      --      $   241,908

Net loss for the period from August 22,
2002 (Inception) to June 30, 2003                  --            --         (252,984)      (252,984)
                                            -----------   -----------    -----------    -----------
                                                241,546           362       (252,984)       (11,076)

Net loss for the year ended June 30, 2004          --            --       (2,196,625)    (2,196,625)

                                            -----------   -----------    -----------    -----------
Balance at June 30, 2004                    $   241,546   $   241,546    $(2,449,609)   $(2,207,701)
                                            ===========   ===========    ===========    ===========


















    The accompanying notes are an integral part of these financial statements


                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
               FOR THE YEAR ENDED JUNE 30, 2004 AND FOR THE PERIOD
      FROM AUGUST 22, 2002 (INCEPTION) TO JUNE 30, 2003 AND
                FROM AUGUST 22, 2002 (INCEPTION) TO JUNE 30, 2004




                                                                                August 22, 2002    August 22, 2002
                                                                Year ended      (Inception) to      (Inception) to
                                                              June 30, 2004      June 30, 2003      June 30, 2004
                                                             ---------------    ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                 $    (2,196,625)   $      (252,984)   $    (2,449,609)
    Adjustments to reconcile net loss to cash (used in)
       provided by operating activities:
       Provision for obsolete inventories                          1,388,851               --            1,388,851
       Depreciation and amortization                                  12,398              3,468             15,866

    Changes in operating assets and liabilities
    (Increase) decrease in:
       Accounts receivable                                              (170)           (33,946)           (34,116)
       Inventories                                                (1,225,478)          (275,907)        (1,501,385)
       Prepaid expenses                                             (266,994)           (17,439)          (284,433)
       Other current assets                                          (82,908)           (17,337)          (100,245)
    Increase (decrease) in:
       Accounts payable and deposits received                      1,891,297            554,185          2,445,482
       Other payables and accrued liabilities                         55,708            183,059            238,767
       Value added tax payable                                           203                229                432
       Other taxes payable                                             4,276              2,772              7,048
                                                             ---------------    ---------------    ---------------
       Net cash (used in) provided by operating activities          (419,442)           146,100           (273,342)
                                                             ---------------    ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Other investment                                                    --              (24,155)           (24,155)
    Purchase of property and equipment                               (56,967)           (59,279)          (116,246)
                                                             ---------------    ---------------    ---------------
       Net cash used in investing activities                         (56,967)           (83,434)          (140,401)
                                                             ---------------    ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of registered capital                        --               24,155             24,155
    Notes payable                                                    619,066               --              619,066
    Due from a related company                                         4,227            (18,116)           (13,889)
    Due from stockholders                                            (69,823)            (3,563)           (73,386)
                                                             ---------------    ---------------    ---------------
       Net cash provided by financing activities                     553,470              2,476            555,946
                                                             ---------------    ---------------    ---------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                             77,061             65,142            142,203

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      65,142               --                 --
                                                             ---------------    ---------------    ---------------

CASH AND CASH EQUIVALENTS AT END OF YEAR/PERIOD              $       142,203    $        65,142    $       142,203
                                                             ===============    ===============    ===============




SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
----------------------------------------------------------------------

During August 2002, the stockholders contributed inventory of $217,753 of which $217,391 represented registered capital contribution in lieu of cash and $362 respresented additional paid-in capital paid.




   The accompanying notes are an integral part of these financial statements

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2004 AND 2003


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

     (A)  Organization

          Sichuan Golden Ant Biotechnology Development Limited Company (a development stage company) is a People's Republic of China ("PRC") company incorporated on August 22, 2002.

          The Company plans to develop and market health foods made from the polyrhachis ricina roger ant ("the ants"). Activities during the development stage include developing a business plan, breeding the ants and raising capital to produce and market the health foods made from the ants. During the development stage, the Company was mainly involved in the breeding of the ants. Limited quantities of health foods made from the ants have also been manufactured through subcontractors and sold or distributed for promotional purposes.

          During 2004 and 2003, all the ants were bred at the Company's ant farms located in Kunming, Chengdu and Leshan, PRC.

     (B)  Use of estimates

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (C)  Cash and cash equivalents

          For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of three months or less.

     (D)  Investments

          During 2004, the Company made a strategic investment in a private company of $24,155. The investment represents approximately 5% of the total equity outstanding of the private company outstanding as of June 30, 2004. The private company investment is carried at cost and written down to fair market value when indications exist that this investment has other than temporarily declined in value. As of June 30, 2004 no impairment in value of the investment has been recorded.

     (E)  Inventories

          Inventories are stated at the lower of cost or market value, cost being determined on a first in, first out method. The Company provides for inventory allowances based on excess and obsolete inventories determined principally by customer demand.

     (F)  Property and equipment

          Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

          Depreciation is provided on a straight-line basis, less estimated residual value over the assets estimated useful lives. The estimated useful lives are as follows:

                    Motor vehicles                                5 Years
                    Furniture and equipment                       5 Years
                    Leasehold improvements                        Term of lease

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2004 AND 2003


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

     (G)  Income taxes

          The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in the PRC and no tax benefit is expected from the tax credits in the future.

          PRC income tax is computed according to the relevant laws and regulations in the PRC. The Company's applicable tax rate has been 33%.

     (H)  Long-lived assets

          The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 142 and 144"). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset's carrying amount, the asset is written down to its fair value.

     (I)  Fair value of financial instruments

          The respective carrying value of certain on-balance sheet financial instruments approximates their fair values. These financial instruments include cash, accounts payable and accrued liabilities, indebtedness to related parties and notes payable. Fair values were assumed to approximate cost or carrying values as most of the debt was incurred recently and the assets were acquired within one year. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

     (J)  Revenue recognition

          The Company recognizes revenue from the sale of health foods made from ants upon delivery, at which time title passes to the customer provided that there are no uncertainties regarding customer acceptance, persuasive evidence of an arrangement exists, the sales price is fixed or determinable and collectability is deemed probable. Breeding fees are recognized when received.

     (K)  Advertising Costs

          Advertising costs are expensed as incurred. Advertising expense totaled $27,705, $1,002 and $28,707 for the year ended June 30, 2004, for the period ended June 30, 2003 and for the period from August 22, 2002 (Inception) to June 30, 2004, respectively.

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2004 AND 2003


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

     (L)  Research and Development

          Research and development costs related to both present and future products are expensed as incurred. Total expenditures on research and development charged to selling, general and administrative expenses for the year ended June 30, 2004, for the period ended June 30, 2003 and for the period from August 22, 2002 (Inception) to June 30, 2004 were $22,782, $13,279 and $36,061, respectively.

     (M)  Foreign currency translation

          The functional currency of the Company is the Chinese Renminbi ("RMB"). Transactions denominated in currencies other than RMB are translated into United States dollars using year end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholder's equity as other comprehensive income (loss). Cumulative translation adjustment amounts were insignificant at and for the years ended June 30, 2004 and 2003 as the RMB is pegged to the United States dollar.

     (N)  Comprehensive income (loss)

          The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to United States Dollar is reported as other comprehensive income (loss) in the statements of operations and stockholders' equity. Cumulative translation adjustment amounts were insignificant at and for the year ended June 30, 2004 and for the period ended June 30, 2003.

     (O)  Segments

          The  Company  operates  in  only  one  segment,   thereafter   segment
          disclosure is not presented.


2.   ACCOUNTS RECEIVABLE

     Accounts receivable at June 30, 2004 and 2003 consisted of the following:


                                                           2004          2003
                                                       -----------   -----------

     Trade receivables                                 $    34,116   $    33,946
     Less: allowance for doubtful accounts                    --            --
                                                       -----------   -----------
     Accounts receivable, net                          $    34,116   $    33,946
                                                       ===========   ===========


     For the year ended June 30, 2004, for the period ended June 30, 2003 and the period from August 22, 2002 (Inception) to June 30, 2004, the Company considers all accounts receivable collectable and has not recorded a provision for doubtful accounts.

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2004 AND 2003

3.   INVENTORIES

     Inventories at June 30, 2004 and 2003 consisted of the following:


                                                          2004           2003
                                                      -----------    -----------

     Raw materials                                    $    86,082    $    28,422
     Ants                                               1,563,851        407,540
     Finished goods                                        69,205         57,698
                                                      -----------    -----------
                                                      $ 1,719,138    $   493,660
     Less: Provision for obsolete inventories          (1,388,851)          --
                                                      -----------    -----------
                                                          330,287        493,660
                                                      ===========    ===========

     For the year ended June 30, 2004, for the period ended June 30, 2003 and period from August 22, 2002 (Inception) to June 30, 2004, provision for obsolete inventories was recorded at $1,388,851, $0 and $1,388,851 respectively.

4.   OTHER CURRENT ASSETS

     Other current assets at June 30, 2004 and 2003 consist of the following:

                                                           2004          2003
                                                       -----------   -----------

     Staff advances                                    $    52,198   $      --
     Other receivables                                      48,047        17,337
                                                       -----------   -----------
                                                       $   100,245   $    17,337
                                                       ===========   ===========

5.   DUE FROM A RELATED COMPANY

     Balance with a related party at June 30, 2004 and 2003:

                                                           2004          2003
                                                       -----------   -----------

     Due from a company owned by a 5% stockholder      $    13,889   $    18,116
                                                       ===========   ===========

6.   PROPERTY AND EQUIPMENT

     The following is a summary of property and equipment at June 30, 2004 and 2003:

                                                           2004          2003
                                                       -----------   -----------

     Motor vehicles                                    $    79,680   $    38,010
     Furniture and equipment                                27,147        11,851
     Leasehold improvements                                  9,419         9,418
                                                       -----------   -----------
                                                           116,246        59,279
     Less: accumulated depreciation                         15,866         3,468
                                                       -----------   -----------

     Property and equipment, net                       $   100,380   $    55,811
                                                       ===========   ===========


     Depreciation expenses for the year ended June 30, 2004, for the period ended June 30, 2003 and the period from August 22, 2002 (Inception) to June 30, 2004 were $12,398, $3,468 and $15,866 respectively.

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2004 AND 2003


7.   LOANS PAYABLE

     Loans payable were loan advances to the Company and were made free of interest and repayable on demand.


8.   ACCOUNTS PAYABLE AND DEPOSITS RECEIVED

     Accounts payable and deposits received at June 30, 2004 and 2003 consist of the following:

                                                           2004          2003
                                                       -----------   -----------

     Accounts payable                                  $ 1,349,721   $      --
     Deposits received                                   1,095,761       554,185
                                                       -----------   -----------
                                                       $ 2,445,482   $   554,185
                                                       ===========   ===========

     The Company entered into an arrangement with certain individuals where a certain quantity of the ants would be sold to the individuals for a period of one year. After one year, the Company agreed to buy back the ants from the individuals at the sale price plus a margin ranging from 20% to 26% depending on the quality of the ants bred. As the ants were bred at the Company's ant farms and the individuals did not take possession of the ants, the sale proceeds received from the individuals were treated as deposits. The Company charges the individuals a breeding fee for the ants bred at the Company's farms. The breeding fee is recorded as income when received.


9.   OTHER PAYABLE AND ACCRUED LIABILITIES

     Other payables and accrued liabilities at June 30, 2004 and 2003 consist of the following:

                                                           2004          2003
                                                       -----------   -----------

     Other payables                                    $   142,400   $   161,860
     Accrued liabilities                                    96,367        21,199
                                                       -----------   -----------
                                                       $   238,767   $   183,059
                                                       ===========   ===========


10.  REGISTERED CAPITAL

     In accordance with the Articles of Association of the Company, the registered capital of the Company of $241,546 (RMB2,000,000) was fully paid on August 12, 2002, $24,155 in cash and $217,391 in inventory in lieu of cash injected into the Company by the stockholders. The inventory was recorded at its historical cost.

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2004 AND 2003


11.  INCOME TAXES

     The reconciliation of the statutory income tax rate to the Company's effective income tax rate for the year ended June 30, 2004 and for the period ended June 30, 2003 is as follows:


                                                           2004          2003
                                                       -----------   -----------

     Statutory income tax rate                                 33%           33%

     Disallowed                                               (33)          (33)
                                                       -----------   -----------
     Effective income tax rate                                -  %          -  %
                                                       ===========   ===========


     As at June 30, 2004 and 2003, the Company did not have any differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.


12.  RELATED PARTY TRANSACTION

     As of June 30,  2004 and 2003,  the  Company is owed  $13,889  and  $18,116
     respectively  by  a  related   company  as  a  short-term,   unsecured  and
     interest-free advance.

     As of June 30, 2004 and 2003, the Company is owed $73,386 and $3,563 respectively by the Company's stockholders as the short-term, unsecured and interest-free advances.


13.  COMMITMENTS AND CONTINGENCIES

     (A)  Commitments

          In connection with certain sales of the polychachis ricina roger ant, the Company is committed under a repurchase agreement with the individuals to buy back the ants after one year at a fixed price. At June 30, 2004 and 2003, the Company was committed to repurchase ants of approximately $1,582,734 and $800,034 respectively from certain individuals.

     (B)  Lease commitments

          The Company leases office and land spaces from third parties under operating leases which expire from January 15, 2005 to September 9, 2005.

          As at June 30, 2004, the Company has outstanding commitments with respect to the above non-cancelable operating leases, which are due as follows:

          2005                                                       $     9,130
          2006                                                       $     2,210
                                                                     ===========


14.  CONCENTRATIONS AND RISKS

     During 2004 and 2003, 100% of the Company's assets were located in China and 100% of the Company's revenues were derived from companies located in China.

                  SICHUAN GOLDEN ANT BIOTECHNOLOGY DEVELOPMENT
                                 COMPANY LIMITED
         (PREVIOUSLY SICHUAN MOLONG BIOTECHNOLOGY DEVELOPMENT CO., LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2004 AND 2003


15.  GOING CONCERN

     As reflected in the accompanying financial statements, the Company has an accumulated deficit of $2,449,609 at June 30, 2004 that includes a net loss of $2,196,625 for the year ended June 30, 2004. The Company's total current liabilities exceed its total current assets by $2,332,236 and the Company used cash in operations of $419,442. These factors raise substantial doubt about its ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which will enable the Company to implement its business plan. Management believes that these actions as successful will allow the Company to continue operations through the next fiscal year.


16.  SUBSEQUENT EVENT

     On August 3, 2004, the Company's stockholders entered into a definitive agreement in which they exchanged 100% of their ownership of the Company for 55% shares of Golden Century Investments, Inc, a company incorporated in Samoa ("Golden Century") under a reorganization plan. The transaction was consummated on November 8, 2004 and was accounted for by the acquirer as a reorganization of entities under common control as the principal stockholders of the Company have majority control and management over Golden Century after the reorganization.

                        GOLDEN CENTURY INVESTMENTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                  CONSDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2005
                                   (UNAUDITED)

                 GOLDEN CENTURY INVESTMENTS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS
                                    --------

                                                                           Pages
--------------------------------------------------------------------------------
Condensed Consolidated Balance Sheets as of March 31, 2005 (Unaudited)         1
--------------------------------------------------------------------------------
Condensed Consolidated Statements of Operations for the three and nine months ended March 31, 2005 and 2004 and for the period from
August 22, 2002 (Inception) to March 31, 2005 (Unaudited)                      2
--------------------------------------------------------------------------------
Condensed  Consolidated  Statements  of Cash  Flows  for the nine months  ended  March 31,  2005 and 2004 and for the  period  from
August 22, 2002 (Inception) to March 31, 2005 (Unaudited)                      3
--------------------------------------------------------------------------------
Notes to Condensed  Consolidated Financial Statements as of March
31, 2005 (Unaudited)                                                       4 - 7
--------------------------------------------------------------------------------


                 GOLDEN CENTURY INVESTMENTS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2005
                                   (UNAUDITED)


                                     ASSETS
                                     ------

CURRENT ASSETS
    Cash and cash equivalents                                           $    27,613
    Accounts receivable, net of allowances                                   47,214
    Inventories, net                                                        543,716
    Prepaid expenses                                                         75,433
    Loan receivable                                                         163,447
    Other current assets                                                    144,456
    Due from a related company                                               13,889
                                                                        -----------
        Total Current Assets                                              1,015,768

PROPERTY AND EQUIPMENT, NET                                                 156,839

OTHER ASSETS
    Other investment-cost                                                    24,155
                                                                        -----------

TOTAL ASSETS                                                            $ 1,196,762
                                                                        -----------

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES
    Accounts payable and deposits received                              $ 3,865,862
    Loans  payable                                                          619,066
    Other payables and accrued liabilities                                  375,235
    Due to stockholders                                                     158,045
    Value added tax payable                                                       4
    Other taxes payable                                                       8,074
                                                                        -----------
        Total Current Liabilities
                                                                          5,026,286
                                                                        -----------

COMMITMENTS AND CONTINGENCIES                                                  --

STOCKHOLDERS' DEFICIT
    $ 0.00007079 par value, 211,909,050 shares authorized, 45,500,000
         shares issued and outstanding                                        3,221
    Additional paid-in capital                                              (11,416)
    Accumulated deficit during development stage                         (3,821,329)
                                                                        -----------
        Total Stockholders' Deficit                                      (3,829,524)
                                                                        -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                             $ 1,196,762
                                                                        ===========



    The accompanying notes are an integral part of these financial statements


                 GOLDEN CENTURY INVESTMENTS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                                           For the
                                                                                                                         period from
                                              For the three    For the three     For the nine      For the nine     August 22, 2002
                                              months ended     months ended      months ended      months ended     (Inception) to
                                             March 31, 2005   March 31, 2004    March 31, 2005    March 31, 2004    March 31, 2005
                                             --------------   --------------    --------------    --------------    ---------------
REVENUE
    Net sales                                $        4,935   $        2,821    $       59,799    $        7,670    $        95,660
    Breeding fees                                    11,662           47,680           128,962            66,739            449,650
                                             --------------   --------------    --------------    --------------    ---------------
           Total revenue                             16,597           50,501           188,761            74,409            545,310

COST OF SALES                                      (101,718)         (97,500)         (135,914)          (99,644)        (1,539,363)
                                             --------------   --------------    --------------    --------------    ---------------

GROSS PROFIT (LOSS)                                 (85,121)         (46,999)           52,847           (25,235)          (994,053)
                                             --------------   --------------    --------------    --------------    ---------------

OPERATING EXPENSES
    Selling expenses                                  9,788           60,419            56,966           214,797            767,553
    General and administrative expenses              74,607           22,347           254,100            92,025            510,537
    Commission paid                                  71,884           57,283           453,261            65,696            584,153
    Depreciation and amortization                     9,843            2,954            21,380             8,745             37,246
    Professional fees                                48,335            2,813           265,817             6,244            302,544
    Salaries                                        148,755           16,112           459,299            66,548            663,137
    Research and development                            998           12,397            11,671            20,405             47,732
                                             --------------   --------------    --------------    --------------    ---------------
           Total Operating Expenses                 364,210          174,325         1,522,494           474,460          2,912,902
                                             --------------   --------------    --------------    --------------    ---------------

LOSS FROM OPERATIONS                               (449,331)        (221,324)       (1,469,647)         (499,695)        (3,906,955)

OTHER INCOME (EXPENSES)
    Interest income                                     141              227             1,066               302              1,754
    Other income                                     88,446               81           189,548                91            189,698
    Other expenses                                  (91,674)            (212)          (92,687)          (12,369)          (105,826)
                                             --------------   --------------    --------------    --------------    ---------------
           Total Other Expenses (Income)             (3,087)              96            97,927           (11,976)            85,626
                                             --------------   --------------    --------------    --------------    ---------------

LOSS BEFORE TAXES                                  (452,418)        (221,228)       (1,371,720)         (511,671)        (3,821,329)

INCOME TAX EXPENSE                                     --               --                --                --                 --
                                             --------------   --------------    --------------    --------------    ---------------

NET LOSS                                     $     (452,418)  $     (221,228)   $   (1,371,720)   $     (511,671)   $    (3,821,329)
                                             ==============   ==============    ==============    ==============    ===============

Net loss per share-basic and diluted         $        (0.01)  $        (0.00)   $        (0.03)   $        (0.01)
                                             ==============   ==============    ==============    ==============


Weighted average number of shares outstanding
     during the period-basis and diluted         45,500,000       49,727,990        45,500,000        49,727,990
                                             ==============   ==============    ==============    ==============




    The accompanying notes are an integral part of these financial statements


                 GOLDEN CENTURY INVESTMENTS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                     For the
                                                                                                   period from
                                                              For the nine      For the nine     August 22, 2002
                                                              months ended      months ended     (Inception) to
                                                             March 31, 2005    March 31, 2004    March 31, 2005
                                                             --------------    --------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                 $   (1,371,720)   $     (511,671)   $    (3,821,329)
    Adjustments to reconcile net loss to cash (used in)
    provided by operating activities:
       Provision for obsolete inventories                           100,000            96,618          1,488,851
       Depreciation and amortization                                 21,380             8,745             37,246
    Changes in operating assets and liabilities:
    Decrease (increase) in:
       Accounts receivable                                          (13,098)            7,346            (47,214)
       Inventories, net                                            (313,429)          152,182         (2,032,567)
       Prepaid expenses                                             209,000            17,439            (75,433)
       Other current assets                                         (44,211)          (75,745)          (144,456)
    Increase (decrease) in:
       Accounts payable and deposits received                     1,420,380           151,033          3,865,862
       Other payables and accrued liabilities                       136,468           177,784            375,235
       Value added tax payable                                         (428)              (47)                 4
       Other taxes payable                                            1,026            (2,764)             8,074
                                                             --------------    --------------    ---------------
       Net cash (used in) provided by operating activities          145,368            20,920           (345,727)
                                                             --------------    --------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Other investment                                                   --              (6,038)           (24,155)
    Purchase of property and equipment                              (77,839)           (1,931)          (194,085)
                                                             --------------    --------------    ---------------
       Net cash used in investing activities                        (77,839)           (7,969)          (218,240)
                                                             --------------    --------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                            3,221              --                3,221
    Contribution by stockholders                                   (253,324)             --              (11,416)
    Loan receivable                                                (163,447)             --             (163,447)
    Loans payable                                                      --                --              619,066
    Due from a related company                                         --               4,227            (13,889)
    Due to stockholders                                             231,431           (54,799)           158,045
                                                             --------------    --------------    ---------------
       Net cash provided by (used in) financing activities         (182,119)          (50,572)           591,580
                                                             --------------    --------------    ---------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               (114,590)          (37,621)            27,613

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    142,203            65,142               --
                                                             --------------    --------------    ---------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $       27,613    $       27,521    $        27,613
                                                             --------------    --------------    ---------------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    Cash paid for interest expenses                          $         --      $         --      $          --
                                                             ==============    ==============    ===============
    Cash paid for income taxes                               $         --      $         --      $          --
                                                             ==============    ==============    ===============


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
----------------------------------------------------------------------

During  August  2002,  the  stockholders   contributed   inventory  of  $217,753
represented additional paid-in capital paid.


    The accompanying notes are an integral part of these financial statements

                 GOLDEN CENTURY INVESTMENTS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                         STATEMENTS AS OF MARCH 31, 2005

                                   (UNAUDITED)


NOTE 1   ORGANIZATION AND BASIS OF PRESENTATION

         (A)      Organization

         Golden Century Investments, Inc. ("Golden Century") was incorporated in Samoa on July 9, 2004. Sichuan Golden Ant Biotechnology Development Limited Company ("Golden Ant") (a development stage company) was incorporated in the People's Republic of China ("PRC") on August 22, 2002 as a company with limited liability under the laws of the PRC.

         Golden Century is an investment holding company and Golden Ant plans to develop and market health foods made from the polyrhachis ricina roger ant ("the ants"). Activities during the development stage include developing a business plan, breeding the ants and raising capital to produce and market the health foods made from the ants. During the development stage, the Company was mainly involved in the breeding of the ants. Limited quantities of health foods made from the ants have also been manufactured through subcontractors and sold or distributed for promotional purposes.

         For the period ended March 31, 2005, all the ants were bred either at Golden Ant's ant farms or a third party farm located in Kunming, Chengdu and Leshan, PRC.

         Activities  during  the  development   stage  include   developing  the
         corporate infrastructure, implementing the business plan, and raising capital.

         On August 3, 2004, Golden Ant's stockholders entered into a definitive agreement in which Golden Ant's stockholders exchanged 100% of their ownership of Golden Ant for 55% of the issued and outstanding common stock of Golden Century under a reorganization plan. The transfer was consummated on November 8, 2004 and has been accounted for as a reorganization of entities under common control as the principal stockholders of the Company have majority control and management over Golden Century after the reorganization. The financial statements have been prepared as if the reorganization had occurred retroactively. Golden Century and Golden Ant are hereafter referred to as (the "Company").

         (B)      Basis of presentation

         The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

         It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the full year.


NOTE 2   PRINCIPLES OF CONSOLIDATION

         The accompanying condensed consolidated financial statements as of March 31, 2005 (unaudited) include the accounts of Golden Century and its 100% owned subsidiary, Golden Ant. All significant inter-company balances and transactions have been eliminated on consolidation.


NOTE 3   USE OF ESTIMATES

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 GOLDEN CENTURY INVESTMENTS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                         STATEMENTS AS OF MARCH 31, 2005

                                   (UNAUDITED)


NOTE 4   EARNINGS (LOSS) PER SHARE

         Basic earnings (loss) per share exclude dilution and are computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share are computed by dividing earnings
         (loss) available to common shareholders by the weighted average number of common shares outstanding adjusted to reflect potentially dilutive securities. The company does not have any dilutive securities outstanding as of March 31, 2005.

 NOTE 5  INVENTORIES

         Inventories at March 31, 2005 and June 30, 2004 consisted of the following:


                                                         2005
                                                     (Unaudited)        2004
                                                     -----------    -----------

         Raw materials                                   348,969         86,082
         Ants                                          1,606,308      1,563,851
         Finished goods                                   77,290         69,205
                                                     -----------    -----------
                                                     $ 2,032,567    $ 1,719,138
         Less: Provision for obsolete inventories     (1,488,851)    (1,388,851)
                                                     -----------    -----------

                                                         543,716        330,287
                                                     ===========    ===========


         For the nine months ended March 31, 2005 and 2004 and for the period from August 22, 2002 (Inception) to March 31, 2005, provision for obsolete inventories was recorded at $100,000 and $96,618 and $1,488,851 respectively.


NOTE 6    LOAN RECEIVABLE

         Loan receivable at March 31, 2005 and June 30, 2004 consisted of the following:

                                                          2005
                                                       (Unaudited)       2004
                                                       -----------   -----------

         Loan receivable from a third party, interest
              free, non-secured, due December 21, 2005 $   163,447   $      --
                                                       ===========   ===========

NOTE 7   INVESTMENTS

         During 2004, the Company made a strategic investment of $24,155 in a private company. The investment represents approximately 5% of the total equity outstanding of the private company.


NOTE 8   DUE FROM A RELATED COMPANY

         Balance with a related party at March 31, 2005 and June 30, 2004:



                                                           2005
                                                       (Unaudited)       2004
                                                       -----------   -----------

         Due from a company owned by a 5% stockholder  $    13,889   $    13,889
                                                       ===========   ===========

                 GOLDEN CENTURY INVESTMENTS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                         STATEMENTS AS OF MARCH 31, 2005

                                   (UNAUDITED)

NOTE 9   LOANS PAYABLE

         Loans payable were loan advances made to the Company, free of interest and repayable on demand.

NOTE 10  ACCOUNTS PAYABLE AND DEPOSITS RECEIVED

         Accounts payable and deposits received at March 31, 2005 and June 30, 2004 consist of the following:

                                                           2005
                                                       (Unaudited)       2004
                                                       -----------   -----------

         Accounts payable                              $       937   $ 1,349,721
         Deposits received                               3,864,925     1,095,761
                                                       -----------   -----------
                                                       $ 3,865,862   $ 2,445,482
                                                       ===========   ===========

         The Company entered into an arrangement with certain individuals where a certain quantity of the ants would be sold to the individuals for a period of one year. After one year, the Company agreed to buy back the ants from the individuals at the sale price plus a margin ranging from 20% to 26% depending on the quality of the ants bred. The ants were either bred at the Company's ant farms or a third party farm and the individuals did not take possession of the ants. The sale proceeds received from the individuals were treated as deposits. When the Company buys back the ants from the individuals the margins paid were expenses as incurred. The Company charges the individuals a breeding fee for the ants bred at the Company's farms and a third party farm. The Company's breeding fee is recorded as income when received.


NOTE 11   STOCKHOLDERS' EQUITY

         (A)      Stock issuances

                  During July 2004, the Company issued 35,200,000 shares of common stock to the founders for cash of $3,520.

         (B)      Stock split and surrender

                  During December 2004, the Company's outstanding shares of common stock were forward split 1 share for 1.412727 shares of common stock. Immediately after the forward split, two stockholders surrendered 4,228,000 shares of their common stock to the Company without consideration. Per share and weighted average share amounts have been restroactively stated in the accompanying condensed financial statements to reflect this forward split.


NOTE 12  RELATED PARTY TRANSACTION

         As of June 30, 2004, the Company is owed $73,386 by the Company's stockholders as the short-term, unsecured and interest-free advances.

         As of March 31, 2005 and June 30, 2004, the Company is owed $13,889 by a related company as a short-term, unsecured and interest-free advance.

         As of March 31, 2005 the Company owed $158,045 to the stockholders as short-term, unsecured and interest-free advances.

                 GOLDEN CENTURY INVESTMENTS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                         STATEMENTS AS OF MARCH 31, 2005
                                   (UNAUDITED)


NOTE 13  COMMITMENTS AND CONTINGENCIES

         (A)      Commitments

                  In connection with certain sales of the polychachis ricina roger ant, the Company is committed under a repurchase agreement with the individuals to buy back the ants after one year at a fixed price. At March 31, 2005 and June 30, 2004, the Company was committed to repurchase ants of approximately $3,148,394 and $1,582,734 respectively from certain individuals.

         (B)      Lease commitments

                  The Company leases office and land spaces from third parties under four operating leases which expire from September 7, 2005 to November 8, 2005.

                  As of March 31, 2005, the Company has outstanding commitments of $15,051 with respect to the above non-cancelable operating leases which are due within twelve months.


NOTE 14  CONCENTRATIONS AND RISKS

         During the period ended March 31, 2005, 100% of the Company's assets were located in China and 100% of the Company's revenues were derived from companies located in China.


NOTE 15  SUBSEQUENT EVENT

         On February 3, 2005, the Golden Century and each of the stockholders of Golden Century entered into an Agreement and Plan of Reorganization (the "Agreement") with American Golden Century Investments Inc. (previously Portage Partners Ltd), a corporation organized under the laws of the State of Nevada, USA ("American Golden Century"), whereby American Golden Century will issue 45,500,000 restricted shares of its common capital stock with a par value of $0.001 per share to the Golden Century stockholders, representing approximately 91% of the issued and outstanding common capital stock of American Golden Century in exchange for 100% of the total issued and outstanding stocks of Golden Century. On April 28, 2005, Golden Century consummated the Agreement with American Golden Century.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

     Date: October 1, 2005

     American Golden Century Investments Inc.
     a Nevada corporation


     By: /s/ Yi Shen
        ----------------------
        Yi Shen
        President